UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report:                                December 2, 2003
 (Date of earliest event reported)                      (November 24, 2003)


                             Multimedia Games, Inc.
             (Exact name of registrant as specified in its charter)
                                     0-28318
                            (Commission File Number)



                 Texas                                        74-2611034
     (State or other jurisdiction                           (IRS Employer
           of incorporation)                             Identification No.)

   206 Wild Basin Rd., Bldg. B, Suite 400,                       78746
                Austin, Texas                                  (Zip Code)
  (Address of principal executive offices)



                                 (512) 334-7500
              (Registrant's telephone number, including area code)

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Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.      Description
-----------      -----------


   99.1 Press Release, dated November 24, 2003, announcing fiscal year 2003 results

   99.2          Transcript of fiscal year 2003 results conference call

Item 9.  Regulation FD Disclosure

On November 21, 2003, the United States Department of Justice ("DOJ") filed a Petition for a Writ of Certiorari in the United States Supreme Court seeking review of two U.S. Circuit Court cases that examined whether the Johnson Act prohibits Native American tribes from offering certain types of electronic gaming devices. Specifically, the DOJ seeks review of United States of America
v. Santee Sioux Tribe of Nebraska, a federally recognized Indian Tribe, on Petition for a Writ of Certiorari to the United States Court of Appeals for the Tenth Circuit, and John D. Ashcroft, Attorney General, et al., v. Seneca-Cayuga Tribe of Oklahoma, et al. on Petition for a Writ of Certiorari to the United States Court of Appeals for the Eighth Circuit. In the petitions, the DOJ asserts that the Johnson Act prohibits Native American tribes from operating certain electronic gambling devices without a compact with the appropriate state. Although the machines offered by Multimedia Games, Inc. (the "Registrant") are not the subject of either lawsuit, the DOJ's arguments and reasoning would appear to encompass the machines offered by the Registrant for the Class II market. As a result, if the U.S. Supreme Court were to grant certiorari and adopt the arguments advanced by the DOJ, the play of most of the Registrant's current products without a compact would likely be prohibited by the Johnson Act. This result would almost certainly have a significant, material adverse impact on the Registrant's business and operating results. Alternatively, a decision by the Supreme Court that rejected the DOJ's arguments and instead affirmed the right of the tribes to offer games such as those manufactured and sold by the Registrant as legal "electronic aids" to bingo for the Class II market could remove significant legal uncertainty in the Registrant's principal market. A favorable result could form the basis for expansion of market opportunities, and further innovation in the Class II market.

As discussed in the transcript attached to this report as Exhibit 99.2, we are not a party to these actions. We will likely have only limited information about the proceedings at the Supreme Court. We cannot predict whether the Supreme Court will grant certiorari in these cases or, if certiorari is granted, how the Supreme Court will rule. Accordingly, we do not intend to speculate about the potential outcomes in these matters.

The proceedings at the Supreme Court may affect our business prior to their resolution. In particular, it is possible that the continued uncertainty in the Class II gaming market may deter or delay the entrance of new competitors into our markets. Also, our tribal customers may face increased pressure to seek a compact with the states in which they operate. However, it is difficult to predict whether these or other effects will actually occur or, should they occur, what impact they will have on our business. We intend to continue to disclose any material effects we experience as a result of the actions of the DOJ or other regulatory developments.

Item 12.  Results of Operation and Financial Condition.

On November 24, 2003, the Registrant issued a press release announcing its fiscal year 2003 results, and on the same date held a conference call to discuss these results. The full text of the press release issued in connection with the announcement, and the related conference call transcript are attached as Exhibit Nos. 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K, and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Information

The Registrant uses the non-GAAP measure of EBITDA in its earnings releases. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), the Registrant believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Registrant's past financial performance as well as providing useful information to the investor, because of its historical use by the Registrant as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the gaming equipment sector as a measure of both performance and liquidity. However, investors should not consider

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this measure in isolation or as a substitute for net income,  operating  income, cash flows from operating activities or any other measure for determining the Registrant's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. The Registrant has included a reconciliation of EBITDA to the most comparable GAAP financial measure, net income, in the attached press release.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MULTIMEDIA GAMES, INC.



Dated:  December 2, 2003                 By:      /s/  Craig S. Nouis
                                                  ----------------------------
                                                  Craig S. Nouis
                                                  Chief Financial Officer and
                                                  Principal Accounting Officer

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                                  EXHIBIT INDEX


Exhibit No.      Description
-----------      -----------

   99.1 Press Release, dated November 24, 2003, announcing fiscal year 2003 results

   99.2          Transcript of fiscal year 2003 results conference call

                                  Page 5 of 24